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Exhibit (a)(1)(iii)

        Notice of Guaranteed Delivery for
Tender of Shares of Common Stock
in

Continental Materials Corporation
at
$9.50 per Common Share
Pursuant to the Offer to Purchase Dated February 18, 2020
to
Bee Street Holdings LLC
(Not to be Used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase (as defined below)) if (i) certificates representing shares of common stock, par value $0.25 per share (each a "Share"), of Continental Materials Corporation, a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) if time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, courier or mail to the Depositary (or by email transmission for Eligible Institutions (defined below) only) AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

        COMPUTERSHARE TRUST COMPANY, N.A.

        If delivering by email transmission (for Eligible Institutions only):
CANOTICEOFGUARANTEE@computershare.com

If delivering by mail:	If delivering by overnight courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TO AN EMAIL ADDRESS OTHER THAN THE EMAIL ADDRESS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH OF THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

        THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Bee Street Holdings LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 18, 2020, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer to Purchase"), receipt of which is hereby acknowledged, the number of the Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares of Common Stock Tendered:

Certificate Number(s) (if available) :	(please print)

Address(es):	(Zip Code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:	, 2020

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings bank or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"), hereby guarantees: (i) that the above-named person(s) "own(s)" and has or have a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary (at one of its addresses set forth above) certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or a manually signed copy thereof) or an Agent's Message (as defined in the Offer to Purchase) and any other required documents, within two (2) trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2020

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL UNLESS DELIVERY OF THE SHARES IS MADE BY BOOK-ENTRY TRANSFER.

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  Exhibit (a)(1)(iii)
The Depositary for the Offer is
GUARANTEE (Not to be used for signature guarantee)